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Exhibit 10(e)

VARIABLE ADJUSTABLE LIFE (ONLY)

DEATH BENEFIT OPTION SELECTION
[_] Change Death Benefit Option to: [_] Protection [_] Cash (Default to cash if none selected)

INVESTMENT ALLOCATIONS
[_] Select Sub-Account or Guaranteed Principal Account allocation as follows:

(Increments of 5%, Minimum is 5% - must total 100%. This applies to the investment allocation only. Complete "Separate Account Transfer" section to transfer existing value between sub-accounts.)

Premium  NRP                               Premium  NRP
$____    ____% Growth                      $____    ____% Value Stock Portfolio
 ____    ____% Bond                         ____    ____% Small Company Value
 ____    ____% Money Market                 ____    ____% Global Bond
 ____    ____% Asset Allocation             ____    ____% Index 400 Mid-Cap
 ____    ____% Mortgage Securities          ____    ____% Macro-Cap Value
 ____    ____% Index 500                    ____    ____% Micro-Cap Growth
 ____    ____% Capital Appreciation         ____    ____% Real Estate Securities
 ____    ____% Guaranteed Principal Account ____    ____% Templeton Dev. Mkt.
 ____    ____% International Stock          ____    ____% Other______________
 ____    ____% Small Company

SEPARATE ACCOUNT TRANSFERS (Minimum transfer lesser of $250 or the account balance)

Growth                       $_____to_____  Value Stock Portfolio  $_____to_____
Bond                         $_____to_____  Small Company Value    $_____to_____
Money Market                 $_____to_____  Global Bond            $_____to_____
Asset Allocation             $_____to_____  Index 400 Mid-Cap      $_____to_____
Mortgage Securities          $_____to_____  Macro-Cap Value        $_____to_____
Index 500                    $_____to_____  Micro-Cap Growth       $_____to_____
Capital Appreciation         $_____to_____  Real Estate Securities $_____to_____
Guaranteed Principal Account $_____to_____  Templeton Dev. Mkt.    $_____to_____
International Stock          $_____to_____  Other________________  $_____to_____
Small Company                $_____to_____

SYSTEMATIC TRANSFER (DOLLAR COST AVERAGING)

If you wish to begin a systematic transfer of funds, please complete the following section.

PART A: Transfer Option (Minimum transfer lesser of $250 or the account balance) I wish to transfer: (Select one of the following)
[_]_______ units from the _____________________ Account. (Units must be a positive whole number)
[_]$______ from the ___________________________ Account. (Must be a positive whole number)

PART B: Transfer Allocation (Increments of 1%, Minimum is 1% - must total 100%) Indicate dollar amounts only if transferring a dollar amount from Part A.
I wish the amount transferred to be allocated as follows:

DOLLAR AMOUNT OR PERCENT                  DOLLAR AMOUNT OR PERCENT
 $____   ____% Growth                      $____   ____% Value Stock Portfolio
  ____   ____% Bond                         ____   ____% Small Company Value
  ____   ____% Money Market                 ____   ____% Global Bond
  ____   ____% Asset Allocation             ____   ____% Index 400 Mid-Cap
  ____   ____% Mortgage Securities          ____   ____% Macro-Cap Value
  ____   ____% Index 500                    ____   ____% Micro-Cap Growth
  ____   ____% Capital Appreciation         ____   ____% Real Estate Securities
  ____   ____% Guaranteed Principal Account ____   ____% Templeton Dev. Mkt.
  ____   ____% International Stock          ____   ____% Other________________
  ____   ____% Small Company

PART C: FREQUENCY
I wish the transfer to occur:
[_] Monthly       [_] Quarterly       [_] Semi-annually       [_] Annually

PART D: TRANSFER DATE (10th or 20th only)
[_] 10th          [_] 20th            Starting ______________ (Month and Year)
    Ending ________________ (Month and Year)

F.MHC-48653  10-1998

INVESTMENT SUITABILITY -- TO BE COMPLETED BY POLICYOWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed Policyowner must supply such information so that an informed judgment may be made as to the suitability of the investment for the Policyowner.

(Note: If the proposed Policyowner and the proposed insured are not the same, the proposed Policyowner must complete questions 11-13 also.)

1.  Employer ____________________ Address ______________________________________

    Occupation ____________________________________ Years Employed _____________

2.  Are you an employee of Minnesota Life or a subsidiary?       [_] Yes  [_] No

3.  Are you a spouse or dependent child of an employee of
    Minnesota Life or a subsidiary?                              [_] Yes  [_] No

4.  Are you an employee of a NASD firm?                          [_] Yes  [_] No

5.  Are you of legal age in the state of your mailing address?   [_] Yes  [_] No

6.  Dependents:  [_] Spouse  [_] Children  How many? _______ Ages ______________

7. Approximate: Annual Income $____ Assets $_____ Debt $____ Tax Bracket______% Please indicate spouse's income if it should be considered in determining suitability. $___________________

8.  Who will be primarily responsible for paying the premium? __________________

9.  Face amount of life insurance in force  $____________________

10. Asset Breakdown:

    Savings               $___________   Balanced/Total Return Funds $__________
    Insurance Cash Values $___________   Stock Funds                 $__________
    Real Estate           $___________   Bond Funds                  $__________
    Business Interests    $___________   Individual Stock            $__________
    Retirement Funds      $___________   Individual Bonds            $__________
    Other _______________ $___________

11. Ranking of Investment Objectives (Rank 1-5, in order of importance):

    ______Capital Preservation/Conservation Growth      _______Growth
    ______Current Income
    ______Total Return/Conservation Growth              _______Aggressive Growth

12. Risk Tolerance (Check one):
    [_] Low Risk    [_] Moderate Risk    [_] High Risk

13. Did you receive the current Variable Adjustable Life and
    Funds Prospectuses?                                          [_] Yes  [_] No

14. Would you like us to send you a Statement of Additional
    Information referred to in the Variable Adjustable Life
    and Funds Prospectuses?                                      [_] Yes  [_] No



================================================================================

Suitability accepted by Registered Principal ___________________ Date __________

F.MHC-48653   10-1998